EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Service Properties Trust Announces Second Quarter 2022 Results
Net Income of $0.07 Per Common Share
238% Increase in Normalized FFO to $0.54 Per Common Share
53% Increase in Adjusted EBITDAre to $181.9 Million
Sold 76 Properties Raising Proceeds of $523.1 Million YTD Through July 31st
Met All Financial Covenant Requirements

Newton, MA (August 4, 2022). Service Properties Trust (Nasdaq: SVC) today announced its financial results for the quarter ended June 30, 2022.
Todd Hargreaves, President and Chief Investment Officer of SVC, made the following statement:
“Hotel operating trends greatly improved throughout the second quarter, driven by increased bookings at our urban and select service hotels. Comparable RevPAR improved from 18.4% below 2019 levels in April 2022 to 13.6% below 2019 levels in June 2022, generating a 130% increase in comparable monthly hotel EBITDA over the same period last year. We expect to benefit further from a rebound in business travel in the coming quarters, particularly at our full service hotels as demand continues to increase. Our net lease portfolio continues to provide steady cash flow driven by our diverse mix of tenants and industries.
With the significant improvement in hotel fundamentals during the second quarter, we are back in compliance with all of our required debt covenants, which we expect will provide us additional financial flexibility. We have also generated significant liquidity through the continued execution of our previously announced disposition plans, with aggregate proceeds of $523.1 million from 76 properties sold through July 31 and have entered agreements to sell an additional four hotels for a total sales price of $24.3 million.”

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Results for the Quarter Ended June 30, 2022:

	Three Months Ended June 30,
	2022	2021
	($ in thousands, except per share data)
Net income (loss)	$11,350	$(91,110)
Net income (loss) per common share	$0.07	$(0.55)
Normalized FFO (1)	$89,158	$25,840
Normalized FFO per common share (1)	$0.54	$0.16
Adjusted EBITDAre (1)	$181,873	$118,577
(1)Additional information and reconciliations of net income (loss) determined in accordance with U.S. generally accepted accounting principles, or GAAP, to certain non-GAAP measures, including FFO, Normalized FFO, EBITDA, EBITDAre and Adjusted EBITDAre for the quarters ended June 30, 2022 and 2021 appear later in this press release.
•Net income (loss): Net income for the quarter ended June 30, 2022 was $11.4 million, or $0.07 per diluted common share, compared to a net loss of $91.1 million, or $0.55 per diluted common share, for the quarter ended June 30, 2021. Net income for the quarter ended June 30, 2022 includes a $38.9 million, or $0.24 per diluted common share, net gain on sale of real estate, $10.1 million, or $0.06 per diluted common share, of net unrealized losses on equity securities and a $3.0 million, or $0.02 per diluted common share, loss on asset impairment. Net loss for the quarter ended June 30, 2021 includes a $10.8 million, or $0.07 per diluted common share, gain on sale of real estate, $6.2 million, or $0.04 per diluted common share, of transaction related costs and $2.5 million, or $0.02 per diluted common share, of net unrealized gains on equity securities. The weighted average number of diluted common shares outstanding was 164.7 million and 164.5 million for the quarters ended June 30, 2022 and 2021, respectively.
•Normalized FFO: Normalized FFO for the quarter ended June 30, 2022 were $89.2 million, or $0.54 per diluted common share, compared to Normalized FFO of $25.8 million, or $0.16 per diluted common share, for the quarter ended June 30, 2021.
•Adjusted EBITDAre: Adjusted EBITDAre for the quarter ended June 30, 2022 compared to the same period in 2021 increased 53.4% to $181.9 million.

Hotel Portfolio:
As of June 30, 2022, SVC’s 247 hotels were operated by subsidiaries of Sonesta Holdco Corporation, or Sonesta (205 hotels), Hyatt Hotels Corporation, or Hyatt (17 hotels), Radisson Hospitality, Inc., or Radisson (eight hotels), Marriott International, Inc., or Marriott (16 hotels), and InterContinental Hotels Group, plc, or IHG (one hotel).

	Three Months Ended June 30,				Six Months Ended June 30,
	2022	2021	Change		2022	2021	Change
	($ in thousands, except hotel statistics)
Comparable Hotels
No. of hotels	244	244	—		244	244	—
No. of rooms or suites	40,477	40,477	—		40,477	40,477	—
Occupancy	66.7%	55.4%	11.3	pts	60.0%	47.1%	12.9	pts
ADR	$137.57	$105.54	30.3%		$129.82	$99.99	29.8%
Hotel RevPAR	$91.76	$58.47	56.9%		$77.89	$47.10	65.4%
Hotel operating revenues (1)	$395,114	$245,738	60.8%		$661,372	$390,861	69.2%
Hotel operating expenses (1)	$304,405	$218,052	39.6%		$560,883	$406,283	38.1%
Hotel EBITDA (1)	$90,709	$27,686	227.6%		$100,489	$(15,422)	n/m
Hotel EBITDA margin	23.0%	11.3%	11.7	pts	15.2%	(4.0)%	19.2	pts

All Hotels
No. of hotels	247	304	(57)		247	304	(57)
No. of rooms or suites	41,166	48,439	(7,273)		41,166	48,439	(7,273)
Occupancy	66.6%	56.6%	10.0	pts	59.8%	48.3%	11.5	pts
ADR	$138.43	$100.72	37.4%		$130.50	$95.54	36.6%
Hotel RevPAR	$92.19	$57.01	61.7%		$78.04	$46.15	69.1%
Hotel operating revenues (1)(2)	$418,984	$280,135	49.6%		$716,390	$449,088	59.5%
Hotel operating expenses (1)(2)	$328,987	$250,245	31.5%		$621,173	$457,373	35.8%
Hotel EBITDA (1)(2)	$89,997	$29,890	201.1%		$95,217	$(8,285)	n/m
Hotel EBITDA margin	21.5%	10.7%	10.8	pts	13.3%	(1.8)%	15.1	pts
(1) Reconciliations of hotel operating revenues and hotel operating expenses used to determine Hotel EBITDA from hotel operating revenues and hotel operating expenses determined in accordance with GAAP for the periods ended June 30, 2022 and 2021 appear later in this press release.
(2) Results of all hotels as owned during the periods presented, including the results of hotels sold by SVC for the period owned by SVC.
Recent operating statistics for SVC’s hotels are as follows:
Comparable Hotels

	244 Hotels, 40,477 rooms			2022 vs 2019
	Occupancy	Average Daily Rate	RevPAR	Occupancy	Average Daily Rate	RevPAR
April	65.3%	$133.15	$86.95	(11.1)Pts	(4.6)%	(18.4)%
May	65.5%	$135.71	$88.89	(12.1)Pts	(3.6)%	(18.6)%
June	69.4%	$143.52	$99.60	(12.1)Pts	1.5%	(13.6)%

All Hotels

	247 Hotels, 41,166 rooms			2022 vs 2019
	Occupancy	Average Daily Rate	RevPAR	Occupancy	Average Daily Rate	RevPAR
April	65.1%	$133.92	$87.18	(11.2)Pts	(4.7)%	(18.7)%
May	65.4%	$136.43	$89.23	(12.3)Pts	(3.9)%	(19.1)%
June	69.3%	$144.59	$100.20	(12.3)Pts	1.4%	(13.9)%
Preliminary July 2022 occupancy, ADR and RevPAR for SVC’s 247 hotels were 67.6%, $141.96 and $95.97, respectively.
Net Lease Retail Portfolio:
SVC’s net lease retail portfolio is summarized as follows:

As of June 30, 2022
Number of properties	775
Industries	20
Tenants	176
Brands	134
Square feet	13.4 million
Occupancy	98.8%
Weighted average lease term (by annual minimum rent)	10.0 years
Rent Coverage	2.80x
During the quarter ended June 30, 2022, SVC reduced its reserve for uncollectible revenues by $0.2 million for certain of its net lease tenants. During the quarter ended June 30, 2021, SVC recorded reserves for uncollectible revenues of $1.2 million for certain of its net lease tenants.
Recent Investment Activities:
During the quarter ended June 30, 2022, SVC sold 51 hotels with 6,119 keys for an aggregate sales price of $427.7 million, excluding closing costs, and 11 net lease properties with an aggregate of 108,532 rentable square feet for an aggregate sales price of $7.7 million, excluding closing costs. From July 1, 2022 through August 4, 2022, SVC sold three hotels with 383 keys for an aggregate sales price of $21.5 million, excluding closing costs, and four net lease properties with 10,216 rentable square feet for an aggregate sales price of $0.7 million, excluding closing costs.
SVC has entered into agreements to sell four Sonesta branded hotels (one extended stay hotel with 96 keys and three select service hotels with 412 keys) located in four states for an aggregate sales price of $24.3 million and two net lease properties with an aggregate of 3,840 square feet for an aggregate sales price of $0.3 million. SVC expects the majority of these sales to be completed by the end of 2022. SVC continues to market 20 additional hotels with 2,752 keys for sale.
Capital expenditures made at certain of SVC’s properties for the quarter ended June 30, 2022 were $20.7 million.
During the quarter ended June 30, 2022, SVC funded $45.5 million of capital contributions to Sonesta related to Sonesta’s acquisition of a portfolio of hotels.

Liquidity and Financing Activities:
•As of August 3, 2022, SVC had approximately $790.0 million of cash and cash equivalents.
•As previously announced, in April 2022, SVC and its lenders amended the agreement governing its revolving credit facility to, among other things, extend the previous covenant waiver period through December 31, 2022, modify certain covenant requirements now scheduled to resume in the third quarter of 2022, reduce the size of the facility to $800.0 million, allow for the acquisition of up to $300.0 million of real estate assets through the waiver period and increase the limit on amounts SVC can fund for certain other investments to $100.0 million through the waiver period, and require SVC to maintain minimum liquidity levels to address near term debt maturities.
•Also in April 2022, SVC exercised its option to extend the maturity date of the credit facility to January 2023. SVC has an additional six-month extension option available, subject to meeting certain conditions.
•In June 2022, SVC redeemed at par all of its outstanding 5.0% senior notes due in August 2022 for a redemption price equal to the principal amount of $500 million, plus accrued and unpaid interest.
•As of June 30, 2022, SVC has met the minimum financial covenant levels under its senior notes indentures, which reinstates its ability to incur additional debt, so long as it maintains these covenant levels and subject to the provisions of its senior notes indentures and revolving credit facility.
Conference Call:
On August 5, 2022 at 10:00 a.m. Eastern Time, Todd Hargreaves, President and Chief Investment Officer and Brian Donley, Chief Financial Officer and Treasurer, will host a conference call to discuss SVC’s second quarter 2022 financial results. The conference call telephone number is (877) 329-3720. Participants calling from outside the United States and Canada should dial (412) 317-5434. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through Friday, August 12, 2022. To access the replay, dial (412) 317-0088. The replay pass code is 9431623.

A live audio webcast of the conference call will also be available in a listen-only mode on SVC’s website, www.svcreit.com. Participants wanting to access the webcast should visit SVC’s website about five minutes before the call. The archived webcast will be available for replay on SVC’s website for about one week after the call. The transcription, recording and retransmission in any way of SVC’s second quarter conference call is strictly prohibited without the prior written consent of SVC.
Supplemental Data:
A copy of SVC’s Second Quarter 2022 Supplemental Operating and Financial Data is available for download at SVC’s website, www.svcreit.com. SVC’s website is not incorporated as part of this press release.
Service Properties Trust (Nasdaq: SVC) is a real estate investment trust, or REIT, with over $11 billion invested in two asset categories: hotels and service-focused retail net lease properties. As of June 30, 2022, SVC owned 247 hotels with over 41,000 guest rooms throughout the United States and in Puerto Rico and Canada, the majority of which are extended stay and select service. As of June 30, 2022, SVC also owned 775 retail service-focused net lease properties totaling over 13.4 million square feet throughout United States. SVC is managed by The RMR Group (Nasdaq: RMR), an alternative asset management company with over $37 billion in assets under management as of June 30, 2022 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. SVC is headquartered in Newton, MA. For more information, visit www.svcreit.com.

Non-GAAP Financial Measures and Certain Definitions:
SVC presents certain “non-GAAP financial measures” within the meaning of the applicable Securities and Exchange Commission, or SEC, rules, including funds from operations, or FFO, Normalized FFO, earnings before interest, taxes, depreciation and amortization, or EBITDA, Hotel EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of SVC’s operating performance or as measures of SVC’s liquidity. These measures should be considered in conjunction with net income (loss) as presented in SVC’s condensed consolidated statements of income (loss). SVC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). SVC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of SVC’s operating performance between periods and with other REITs and, in the case of Hotel EBITDA, reflecting only those income and expense items that are generated and incurred at the hotel level may help both investors and management to understand the operations of SVC’s hotels. SVC believes that Hotel EBITDA provides useful information to management and investors as a key measure of the profitability of its hotel operations.
Please see the pages attached hereto for a more detailed statement of SVC’s operating results and financial condition and for an explanation of SVC’s calculation of FFO and Normalized FFO, EBITDA, Hotel EBITDA, EBITDAre and Adjusted EBITDAre and a reconciliation of those amounts to amounts determined in accordance with GAAP.
Average Daily Rate, or ADR, represents rooms revenue divided by the total number of room nights sold in a given period. ADR provides useful insight on pricing at SVC’s hotels and is a measure widely used in the hotel industry.
Comparable Hotels Data: SVC presents RevPAR, ADR, and occupancy for the periods presented on a comparable basis to facilitate comparisons between periods. SVC generally defines comparable hotels as those that were owned by it on June 30, 2022 and were open and operating for the entire periods being compared. For the three and six months ended June 30, 2022 and 2021, SVC’s comparable results excluded three hotels that had suspended operations during part of the periods presented.
Hotel EBITDA: Hotel EBITDA is calculated as hotel operating revenues less hotel operating expenses of all managed and leased hotels, prior to any adjustments required for presentation in SVC’s condensed consolidated statements of income (loss) in accordance with GAAP.
Hotel EBITDA Margin: Hotel EBITDA Margin is Hotel EBITDA as a percentage of hotel operating revenues.
Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy is an important measure of the utilization rate and demand of SVC’s hotels.
Rent Coverage: SVC defines Rent Coverage as earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, divided by the annual minimum rent due to SVC weighted by the minimum rent of the property to total minimum rents of the net lease portfolio. EBITDAR amounts used to determine rent coverage are generally for the latest twelve-month period reported based on the most recent operating information, if any, furnished by the tenant. Operating statements furnished by the tenant often are unaudited and, in certain cases, may not have been prepared in accordance with GAAP and are not independently verified by SVC. Tenants that do not report operating information are excluded from the rent coverage calculations. In instances where SVC does not have financial information for the most recent quarter from its tenants, it has calculated an implied EBITDAR for the 2022 second quarter using industry benchmark data to reflect current operating trends. SVC believes using this industry benchmark data provides a reasonable estimate of recent operating results and rent coverage for those tenants.

Revenue per Available Room, or RevPAR, represents rooms revenue divided by the total number of room nights available to guests for a given period. RevPAR is an industry metric correlated to occupancy and ADR and helps measure revenue performance over comparable periods.

SERVICE PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
(unaudited)

	As of June 30,	As of December 31,
	2022	2021
ASSETS
Real estate properties:
Land	$1,918,840	$1,918,385
Buildings, improvements and equipment	7,771,855	8,307,248
Total real estate properties, gross	9,690,695	10,225,633
Accumulated depreciation	(2,891,054)	(3,281,659)
Total real estate properties, net	6,799,641	6,943,974
Acquired real estate leases and other intangibles, net	267,904	283,241
Assets held for sale	68,034	515,518
Cash and cash equivalents	635,204	944,043
Restricted cash	64,901	3,375
Equity method investments	109,682	62,687
Investment in equity securities	40,840	61,159
Due from related persons	59,204	48,168
Other assets, net	286,149	291,150
Total assets	$8,331,559	$9,153,315

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$800,000	$1,000,000
Senior unsecured notes, net	5,649,650	6,143,022
Accounts payable and other liabilities	425,118	433,448
Due to related persons	11,919	21,539
Total liabilities	6,886,687	7,598,009

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 165,138,455 and 165,092,333 shares issued and outstanding, respectively	1,651	1,651
Additional paid in capital	4,553,848	4,552,558
Cumulative other comprehensive income	829	779
Cumulative net income available for common shareholders	2,527,188	2,635,660
Cumulative common distributions	(5,638,644)	(5,635,342)
Total shareholders’ equity	1,444,872	1,555,306
Total liabilities and shareholders’ equity	$8,331,559	$9,153,315

SERVICE PROPERTIES TRUST
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Hotel operating revenues (1)	$418,984	$280,135	$716,390	$449,088
Rental income (2)	96,793	95,801	193,151	188,018
Total revenues	515,777	375,936	909,541	637,106

Expenses:
Hotel operating expenses (1)(3)	325,194	243,183	615,537	438,536
Other operating expenses	3,179	4,376	5,650	8,109
Depreciation and amortization	100,520	121,677	204,633	246,045
General and administrative	12,665	13,480	24,452	25,821
Transaction related costs (4)	743	6,151	1,920	25,785
Loss on asset impairment, net (5)	3,048	899	8,548	2,110
Total expenses	445,349	389,766	860,740	746,406

Gain on sale of real estate, net (6)	38,851	10,849	44,399	10,840
Unrealized gains (losses) on equity securities, net (7)	(10,059)	2,500	(20,319)	(3,981)
Interest income	1,021	225	1,294	282
Interest expense (including amortization of debt issuance costs and debt discounts and premiums of $5,021, $4,891, $10,934 and $9,247, respectively)	(89,820)	(91,378)	(182,164)	(180,769)
Loss on early extinguishment of debt (8)	(791)	—	(791)	—
Income (loss) before income taxes and equity in losses of an investee	9,630	(91,634)	(108,780)	(282,928)
Income tax expense	(473)	(211)	(1,168)	(1,064)
Equity in earnings (losses) of an investee (9)	2,193	735	1,476	(2,108)
Net income (loss)	$11,350	$(91,110)	$(108,472)	$(286,100)

Weighted average common shares outstanding (basic and diluted)	164,677	164,506	164,672	164,502

Net income (loss) per common share (basic and diluted)	$0.07	$(0.55)	$(0.66)	$(1.74)
See Notes on page 13.

SERVICE PROPERTIES TRUST
RECONCILIATIONS OF FUNDS FROM OPERATIONS, NORMALIZED FUNDS
FROM OPERATIONS, EBITDA, EBITDAre AND ADJUSTED EBITDAre
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Calculation of FFO and Normalized FFO: (10)
Net income (loss)	$11,350	$(91,110)	$(108,472)	$(286,100)
Add (Less): Depreciation and amortization	100,520	121,677	204,633	246,045
Loss on asset impairment, net (5)	3,048	899	8,548	2,110
Gain on sale of real estate, net (6)	(38,851)	(10,849)	(44,399)	(10,840)
Unrealized (gains) losses on equity securities, net (7)	10,059	(2,500)	20,319	3,981
Adjustments to reflect SVC’s share of FFO attributable to an investee (9)	905	1,034	1,571	1,499
FFO	87,031	19,151	82,200	(43,305)
Add (Less): Transaction related costs (4)	743	6,151	1,920	25,785
Loss on early extinguishment of debt (8)	791	—	791	—
Adjustments to reflect SVC's share of Normalized FFO attributable to an investee (9)	593	538	838	1,363
Normalized FFO	$89,158	$25,840	$85,749	$(16,157)

Weighted average common shares outstanding (basic and diluted)	164,677	164,506	164,672	164,502

Basic and diluted per common share amounts:
Net income (loss) per share	$0.07	$(0.55)	$(0.66)	$(1.74)
FFO	$0.53	$0.12	$0.50	$(0.26)
Normalized FFO	$0.54	$0.16	$0.52	$(0.10)
Distributions declared per share	$0.01	$0.01	$0.02	$0.02

Calculation of EBITDA, EBITDAre and Adjusted EBITDAre:(11)
Net income (loss)	$11,350	$(91,110)	$(108,472)	$(286,100)
Add (Less): Interest expense	89,820	91,378	182,164	180,769
Income tax expense	473	211	1,168	1,064
Depreciation and amortization	100,520	121,677	204,633	246,045
EBITDA	202,163	122,156	279,493	141,778
Add (Less): Loss on asset impairment, net (5)	3,048	899	8,548	2,110
Gain loss on sale of real estate, net (6)	(38,851)	(10,849)	(44,399)	(10,840)
Adjustments to reflect SVC’s share of EBITDAre attributable to an investee (9)	2,074	1,116	2,754	1,659
EBITDAre	168,434	113,322	246,396	134,707
Add (Less): Transaction related costs (4)	743	6,151	1,920	25,785
Unrealized (gains) losses on equity securities, net (7)	10,059	(2,500)	20,319	3,981
Loss on early extinguishment of debt (8)	791	—	791	—
Adjustments to reflect SVC’s share of Adjusted EBITDAre attributable to an investee (9)	1,014	538	1,294	1,363
General and administrative expense paid in common shares (12)	832	1,066	1,294	1,445
Adjusted EBITDAre	$181,873	$118,577	$272,014	$167,281

See Notes on page 13.

SERVICE PROPERTIES TRUST
CALCULATION AND RECONCILIATION OF HOTEL EBITDA
Comparable Hotels
(amounts in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Number of hotels	244	244	244	244
Room revenues	$334,569	$215,180	$563,378	$344,762
Food and beverage revenues	43,363	18,388	68,424	26,184
Other revenues	17,182	12,170	29,570	19,915
Hotel operating revenues - comparable hotels	395,114	245,738	661,372	390,861
Rooms expenses	98,006	70,502	175,268	119,232
Food and beverage expenses	31,208	15,075	53,312	23,709
Other direct and indirect expenses	128,056	94,834	240,861	193,345
Management fees	14,734	9,156	24,992	13,454
Real estate taxes, insurance and other	29,801	27,368	62,056	54,696
FF&E reserves (13)	2,600	1,117	4,394	1,847
Hotel operating expenses - comparable hotels	304,405	218,052	560,883	406,283
Hotel EBITDA - comparable hotels	$90,709	$27,686	$100,489	$(15,422)
Hotel EBITDA Margin	23.0%	11.3%	15.2%	(4.0)%

Hotel operating revenues (GAAP) (1)	$418,984	$280,135	$716,390	$449,088
Add (Less):
Hotel operating revenues from non-comparable hotels	(23,870)	(34,397)	(55,018)	(58,227)
Hotel operating revenues - comparable hotels	$395,114	$245,738	$661,372	$390,861

Hotel operating expenses (GAAP) (1)	$325,194	$243,183	$615,537	$438,536
Add (Less):
Hotel operating expenses from non-comparable hotels	(24,010)	(32,175)	(59,669)	(50,419)
Reduction for security deposit and guaranty fundings, net (3)	—	5,306	—	15,698
FF&E reserves from managed hotel operations (13)	2,600	1,117	4,394	1,847
Other (14)	621	621	621	621
Hotel operating expenses - comparable hotels	$304,405	$218,052	$560,883	$406,283

See Notes on page 13.

SERVICE PROPERTIES TRUST
CALCULATION AND RECONCILIATION OF HOTEL EBITDA
All Hotels
(amounts in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Room revenues	$357,117	$248,618	$615,737	$401,346
Food and beverage revenues	44,256	18,933	70,158	27,105
Other revenues	17,611	12,584	30,495	20,637
Hotel operating revenues	418,984	280,135	716,390	449,088
Rooms expenses	106,982	80,910	195,725	137,488
Food and beverage expenses	32,333	15,659	55,567	24,701
Other direct and indirect expenses	136,099	107,533	263,116	207,298
Management fees	15,240	10,661	26,572	15,899
Real estate taxes, insurance and other	35,161	34,347	75,799	70,088
FF&E reserves (13)	3,172	1,135	4,394	1,899
Hotel operating expenses	328,987	250,245	621,173	457,373
Hotel EBITDA	$89,997	$29,890	$95,217	$(8,285)
Hotel EBITDA Margin	21.5%	10.7%	13.3%	(1.8)%

Hotel operating expenses (GAAP) (1)	$325,194	$243,183	$615,537	$438,536
Add (Less):
Reduction for security deposit and guaranty fundings, net (3)	—	5,306	—	15,696
FF&E reserves from managed hotels operations (13)	3,172	1,135	4,394	1,899
Other (14)	621	621	1,242	1,242
Hotel operating expenses	$328,987	$250,245	$621,173	$457,373

See Notes on page 13

(1)As of June 30, 2022, SVC owned 247 hotels. SVC’s condensed consolidated statements of income (loss) include hotel operating revenues and expenses of its managed hotels.
(2)SVC reduced rental income by $1,712 and $299 for the three months ended June 30, 2022 and 2021, respectively, and reduced rental income by $3,685 and $2,181 for the six months ended June 30, 2022 and 2021, respectively, to record scheduled rent changes under certain of SVC’s leases, the deferred rent obligations under SVC’s leases with TravelCenters of America Inc., or TA, and the estimated future payments to SVC under its leases with TA for the cost of removing underground storage tanks on a straight-line basis.
(3)When managers of SVC’s hotels are required to fund the shortfalls of owner’s priority return under the terms of SVC’s management agreements or their guarantees, SVC reflects such fundings in its condensed consolidated statements of income (loss) as a reduction of hotel operating expenses. There were no net reductions to hotel operating expenses during the three and six months ended June 30, 2022. The net reductions to hotel operating expenses were $5,306 and $15,696 for the three and six months ended June 30, 2021, respectively.
(4)Transaction related costs for the three and six months ended June 30, 2022 of $743 and $1,920, respectively, primarily consisted of costs related to SVC’s exploration of possible financing transactions. Transaction related costs for the three months ended June 30, 2021 includes $3,700 of working capital SVC previously funded under its agreement with Hyatt that SVC expensed as a result of the amount no longer expected to be recoverable, $1,110 of legal costs related to SVC’s arbitration claim against Marriott and $1,341 of hotel manager transition costs. Transaction related costs for the three months ended March 31, 2021 includes $19,634 of hotel manager transition related costs resulting from the rebranding of 88 hotels during the period.
(5)SVC recorded a loss on asset impairment of $3,048 to reduce the carrying value of two hotels and four net lease properties to their estimated fair value less costs to sell during the three months ended June 30, 2022. SVC recorded a loss on asset impairment of $899 to reduce the fair value of three net lease properties to their estimated fair value less costs to sell during the three months ended June 30, 2021. SVC recorded a loss on asset impairment of $8,548 to reduce the carrying value of 25 hotels and four net lease properties to their estimated fair value less costs to sell during the six months ended June 30, 2022. SVC recorded a loss on asset impairment of $2,110 during the six months ended June 30, 2021 to reduce the carrying value of five net lease properties to their estimated fair value less costs to sell.
(6)SVC recorded a $38,851 net gain on sale of real estate during the three months ended June 30, 2022 in connection with the sale of 51 hotels and 11 net lease properties. SVC recorded a $10,849 net gain on sale of real estate during the three months ended June 30, 2021 in connection with the sale of six hotels and two net lease properties. SVC recorded a $44,399 gain on sale of real estate during the six months ended June 30, 2022 in connection with the sale of 56 hotels and 13 net lease properties. SVC recorded a $10,840 net gain on sale of real estate during the six months ended June 30, 2021 in connection with the sale of six hotels and three net lease properties.
(7)Unrealized gain or loss on equity securities, net represents the adjustment required to adjust the carrying value of SVC’s investment in shares of TA common stock to its fair value.
(8)SVC recorded a $791 loss on extinguishment of debt during the three months ended June 30, 2022 related to the write off of deferred financing costs and unamortized discounts relating to its amendment to its revolving credit facility and the repayment of $500,000 of unsecured senior notes.
(9)Represents SVC’s proportionate share from its equity investment in Sonesta.
(10)SVC calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, less any unrealized gains and losses on equity securities, as well as adjustments to reflect SVC’s share of FFO attributable to an investee and certain other adjustments currently not applicable to SVC. In calculating Normalized FFO, SVC adjusts for the items shown above. FFO and Normalized FFO are among the factors considered by SVC’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to satisfy SVC’s REIT distribution requirements, limitations in its credit agreement and public debt covenants, the availability to SVC of debt and equity capital, SVC’s distribution rate as a percentage of the trading price of its common shares, or dividend yield, and to the dividend yield of other REITs, SVC’s expectation of its future capital requirements and operating performance and SVC’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SVC does.
(11)SVC calculates EBITDA, EBITDAre, and Adjusted EBITDAre as shown above. EBITDAre is calculated on the basis defined by Nareit which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, and adjustments to reflect SVC’s share of EBITDAre attributable to an investee. In calculating Adjusted EBITDAre, SVC adjusts for the items shown above. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than SVC does.
(12)Amounts represent the equity compensation for SVC’s Trustees, officers and certain other employees of SVC’s manager.
(13)Various percentages of total sales at certain of SVC’s hotels are escrowed as reserves for future renovations or refurbishments, or FF&E reserve escrows. SVC owns all the FF&E reserve escrows for its hotels.
(14)SVC is amortizing a liability it recorded for the fair value of its initial investment in Sonesta as a reduction to hotel operating expenses in its condensed consolidated statements of income (loss). SVC reduced hotel operating expenses by $621 for each of the three months ended June 30, 2022 and 2021, and $1,242 for each of the six months ended June 30, 2022 and 2021, respectively, for this liability.

Warning Concerning Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever SVC uses words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may” and negatives or derivatives of these or similar expressions, SVC is making forward-looking statements. These forward-looking statements are based upon SVC’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by SVC’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond SVC’s control. For example:
•Mr. Hargreaves states that hotel operating trends greatly improved throughout the second quarter, noting causes for these improvements and the positive impacts they had on SVC’s operating results. Mr. Hargreaves also noted that SVC expects to benefit further from a rebound in business travel in the coming quarters. These statements may imply that hotel operating trends and business travel will continue to improve and increase and not decline and that SVC will benefit as a result; however, the hotel industry and SVC’s business are subject to various risks, including risks beyond its control, such as the continued impact of the COVID-19 pandemic and economic conditions including the current inflationary conditions and possible recession. As a result, hotel operating trends and business travel may not continue to improve and may decline in the future, and SVC’s operating results may not further improve and may decline;
•Mr. Hargreaves states that SVC’s net lease properties continue to provide steady cash flows. However, SVC’s net lease tenants may become unable or unwilling to pay rents due to SVC, which could adversely impact SVC and the value of its net lease properties;
•Mr. Hargreaves states that SVC is back in compliance with all of its required debt covenants and that it generated significant liquidity from hotel sales. However, SVC narrowly regained compliance with certain of those covenants, which limits its ability to incur additional debt. Further, it may fail to satisfy these covenants in future periods and it may not maintain its current liquidity due to repaying debt, funding its operations, making acquisitions or otherwise; and
•SVC has entered or expects to enter agreements for the sale of six properties for an aggregate sales price of $24.6 million and expects to complete these sales by the end of 2022. The sales of SVC’s properties are subject to conditions; accordingly, SVC cannot provide any assurance that it will sell any of these properties and the sales may be delayed, may not occur or their terms may change. Any sales it may complete may be at prices less than SVC expects.

The information contained in SVC’s filings with the SEC, including under the caption “Risk Factors” in SVC’s periodic reports, or incorporated therein, identifies other important factors that could cause differences from SVC’s forward-looking statements. SVC’s filings with the SEC are available on the SEC’s website at www.sec.gov.
You should not place undue reliance upon forward-looking statements.
Except as required by law, SVC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.
Contact:
Kristin Brown, Director, Investor Relations
(617) 658-0776
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